Exhibit 99.1

December 14, 2018

To:     All Canadian Securities Regulatory Authorities

cc:     Toronto Stock Exchange (via SEDAR)

New York Stock Exchange, Inc. (via egovdirect.com)

The Canadian Depository for Securities Ltd. (via Transfer Agent)

Re:    Encana Corporation

Notice of Special Meeting of Shareholders

and Notice of Record Date

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We advise the following with respect to the upcoming Special Meeting of Shareholders of Encana Corporation:

Meeting Type	Special
Securities Entitled to Receive Notice of
& Vote at the Meeting	Common Shares
CUSIP Number	292505 104
ISIN Number	CA292505 104 7
Record Date for Notice & Voting	January 8, 2019
Beneficial Ownership Determination Date	January 8, 2019
Meeting Date	February 12, 2019
Meeting Location	Calgary, Alberta
Issuer sending proxy related materials directly to NOBO	No
Issuer paying for delivery to OBO	Yes

Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	No
NAA for Registered Holders	No

Per:	“Dawna I. Gibb”
Dawna I. Gibb, Assistant Corporate Secretary

Encana Corporation

Suite 4400, 500 Centre Street SE

PO Box 2850

Calgary, Alberta

Canada T2P 2S5

t     403.645.2000

f     403.645.3400

www.encana.com